Exhibit 99.2

Execution Version

NON-COMPETITION AND NON-SOLICITATION AGREEMENT

This NON-COMPETITION AND NON-SOLICITATION AGREEMENT (this “Agreement”), dated as of June 23 2013, is entered into by and between Western Digital Corporation, a Delaware corporation (“WDC”) and the undersigned shareholder (“Shareholder”) of sTec, Inc., a California corporation (the “Company”).

RECITALS AND ACKNOWLEDGEMENTS

WHEREAS, pursuant to that certain Agreement and Plan of Merger (the “Merger Agreement”) of even date herewith, by and among WDC, Lodi Ventures, Inc. (“Merger Sub”), the Company and certain other parties named in the Merger Agreement, Merger Sub will be merged with and into the Company, with the Company surviving the merger as a wholly owned subsidiary of WDC.

WHEREAS, Shareholder is a significant shareholder of the Company and as such Shareholder will receive a portion of the consideration payable pursuant to the Merger Agreement; and

WHEREAS, Shareholder acknowledges that:

        (1) WDC would not close the transactions contemplated by the Merger Agreement unless Shareholder agrees to refrain from competing with WDC and the Company or any of their respective successors to the extent provided herein. Accordingly, this Agreement is a material inducement for WDC to carry out the terms of the Merger Agreement. Shareholder expressly acknowledges that Shareholder is entering into this Agreement to induce WDC to carry out the terms of the Merger Agreement.

        (2) Shareholder recognizes that WDC would be irreparably damaged, and WDC’s substantial investment in the Business materially impaired, if Shareholder were to enter into an activity that violates this Agreement. Accordingly, Shareholder expressly acknowledges that Shareholder is voluntarily entering into this Agreement and that the terms and conditions of this Agreement are fair and reasonable to Shareholder in all respects.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and respective representations, warranties and covenants, agreements and conditions contained herein and in the Merger Agreement, and intending to be legally bound hereby, the Shareholder and WDC agree as follows:

1.	Definitions.

1.1 “Affiliate” shall have the same meaning ascribed to it in the Merger Agreement.

1.2 “Business” means the business of the Company and/or its Subsidiaries conducted as of the Closing as described in the Company’s most recent Annual Report on Form 10-K as filed with the SEC as such description may be augmented in the Company’s Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC subsequent to such Form 10-K and prior to the Closing.

1.3 “Competing Business” is any entity or Person that engages in a line of business or activity that is the same as or similar to, or competes with, all or any part of the Business.

1.4 “Restricted Geographic Area” means anywhere in the world where the Business is conducted on the Closing Date.

Capitalized terms that are not defined in this Agreement shall have the meaning set forth in the Merger Agreement.

2.	Non-Competition and Non-Solicitation.

2.1 Non-Competition. Commencing upon the Closing Date and throughout the period ending the greater of (i) the duration of Shareholder’s service to WDC or (ii) eighteen (18) months following the Closing Date, but only so long as WDC, the Company or any Person deriving title to the goodwill of the Company transferred pursuant to the Merger Agreement carries on a like business to the Business within the Restricted Geographic Area (the “Non-Compete Term”), Shareholder will not, either individually or in conjunction with any other Person, including any of his Affiliates: (i) establish or take any steps to establish any Competing Business within the Restricted Geographic Area; (ii) participate as an owner, operator, security holder, partner, investor, member, creditor, licensor, licensee or otherwise, in a Competing Business within the Restricted Geographic Area; or (iii) become a director, officer, consultant, advisor, partner, member, employee or otherwise hold any position in or otherwise provide services to a Competing Business within the Restricted Geographic Area. Notwithstanding the foregoing, ownership by Shareholder or his Affiliates of not more than two and one-half percent (2.5%) in the aggregate of any class of equity security of any publicly held corporation shall not, of itself, constitute a violation of this Section 2.1.

2.2 Non-Solicitation of Employees. Commencing upon the Closing Date and throughout the period ending the greater of (i) eighteen (18) months following the termination of Shareholder’s service to WDC or (ii) eighteen (18) months following the Closing Date, Shareholder will not, either individually or in conjunction with any other Person, including Shareholder’s Affiliates, induce, solicit, recruit or encourage any employee or consultant of the Company or its Subsidiaries (collectively, “Covered Employees”) to leave the employ of any of the Company or its Subsidiaries or cease providing services to the Company or its Subsidiaries (it being understood that a general advertisement or general solicitation not targeted at the Covered Employees shall not be a violation hereof), which means that Shareholder will not (amongst other things): (i) disclose to any third party (other than to a Governmental Entity as required by applicable Law) the names, compensation, backgrounds or qualifications of any Covered Employees or otherwise identify them as potential candidates for employment or to provide services; or (ii) personally or through any other person approach, recruit, or otherwise solicit Covered Employees for Shareholder or any other Person or employer with the intent or effect that such Covered Employee(s) terminate their employment or relationship with any of the Company or its Subsidiaries or violate any agreement with or duty to any of the Company or its Subsidiaries.

3.    Injunctive Relief and Specific Performance.    Shareholder acknowledges and agrees that irreparable injury will result to WDC in the event of a breach of any of the provisions of this Agreement and that WDC will have no adequate remedy at law with respect thereto. Accordingly, in the event of a breach of this Agreement, and in addition to any other legal or equitable remedy WDC may have, WDC shall be entitled to the entry of a preliminary injunction and a permanent injunction (including, without limitation, specific performance) by a court of competent jurisdiction, to restrain the violation or breach thereof by Shareholder or any Affiliates, agents or any other persons acting for or with Shareholder in any capacity whatsoever, without proof of any actual damages that have been or may be caused by such breach. Shareholder agrees to submit to the jurisdiction of such court in any such action. In addition, after discussing the matter with Shareholder, WDC shall have the right to inform any third party that WDC reasonably believes to be, or to be contemplating, participating with Shareholder or receiving from Shareholder assistance in violation of this Agreement, of the terms of this Agreement and of the rights of WDC hereunder, and that participation by any such persons with Shareholder in activities in violation of Shareholder’s agreement with WDC set forth in this Agreement may give rise to claims by WDC against such third party.

4.    Stay of Time.    In the event Shareholder violates any provision of this Agreement, the running of the time period of such provisions so violated shall be automatically suspended upon the date of such violation and shall resume on the date such violation ceases and all appeals, if any, are resolved; provided, however, such time period shall not extend beyond the date WDC or any Person deriving title to the goodwill of the Company transferred pursuant to the Merger Agreement ceases to carry on a like business to the Business within the Restricted Geographic Area.

5.    Notices.    All notices and other communications hereunder shall be in writing and shall be deemed given (i) immediately if delivered personally to, (ii) two Business Days after it is sent by registered or certified mail, return receipt requested, postage prepaid to, or (iii) one day after receipt is electronically confirmed (it being agreed that an automated reply shall not constitute confirmation), if sent by facsimile or e-mail to, the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to WDC:
Western Digital Corporation 3355 Michelson Drive, Suite 100 Irvine, CA 92612 Attention: SVP, Corporate Development Facsimile: 949-672-0206 Email:

and

Western Digital Corporation 3355 Michelson Drive, Suite 100 Irvine, CA 92612 Attention: General Counsel Facsimile: 949-672-9612 Email:

with copy to: (which shall not constitute notice)

Shearman & Sterling LLP

Four Embarcadero Center, Suite 3800

San Francisco, CA 94111-5994

Attention: Steve Camahort and Jeffrey Wolf

Facsimile: 415-6161199

Email: scamahort@shearman.com; jwolf@shearman.com

If to Shareholder:	To the Shareholder’s address listed on the signature page hereof.

6.    Interpretation.    The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. In this Agreement, unless a contrary intention appears, (i) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision, and (ii) reference to any Article or Section means such Article or Section hereof. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

7.    Governing Law.    This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal laws of the State of California, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of California. Each party hereto hereby irrevocably consents and submits to the personal jurisdiction of and venue in the United States federal and California state courts located in Orange County, California, in any legal action, equitable suit or other proceeding arising out of or related to this Agreement or the relationship between the parties hereto created hereby or thereby. Each of the parties hereto waives to the fullest extent permitted by law any right it may have to trial by jury in respect of any claim, demand, action or cause of action based on, or arising out of, under or in connection with this Agreement.

8.    Binding Effect; No Assignment.    This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, successors and assigns. This Agreement may not be assigned by any of the parties hereto without the prior written consent of the other parties hereto; provided, however, that WDC may, without the consent of the Shareholder, (i) assign any or all of its rights and interests hereunder to one or more of its Subsidiaries, (ii) designate one or more of its Affiliates to perform its obligations hereunder; and (iii) assign any or all of its rights, interests and obligations hereunder to any Person that (x) purchases all or substantially all of the assets of WDC or that (y) succeeds, by merger, consolidation, reorganization or otherwise to all of the rights and properties of WDC; provided that no such assignment shall relieve WDC of any of its obligations hereunder.

9.    Amendments; Waivers.    This Agreement may not be amended except by an instrument in writing signed on behalf of WDC and the Shareholder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. The failure or delay of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

10.    Entire Agreement.    This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to the subject matter of this

Agreement. No representation, inducement, promise, understanding, condition or warranty not set forth herein has been made or relied upon by any party hereto. Neither this Agreement nor any provision hereof is intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

11.    Severability.    Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable Laws, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable Laws, the parties hereby waive any provision of law which renders any provisions hereof prohibited or unenforceable in any respect.

12.    Legal Fees.    In the event that any party institutes legal proceedings to enforce any obligations hereunder, then all attorneys’ fees and costs actually and reasonably incurred in connection with the prosecution and/or defense of such legal proceeding shall be awarded and paid to the prevailing party by the party who does not so prevail. These fees and costs shall be in addition to any fees and costs recoverable under applicable Law. The “prevailing party” is that party whose position is substantially upheld in the ultimate adjudication of the dispute, including any appeals.

13.    Counterparts.    This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and WDC and the Shareholder may become a party hereto by executing a counterpart hereof. This Agreement and any counterpart so executed shall be deemed to be one and the same instrument. This Agreement may also be executed via facsimile, which shall be deemed an original.

14.    Independence of Obligations.    The covenants of Shareholder set forth in this Agreement shall be construed as independent of any other agreement or arrangement between the Shareholder on the one hand, and WDC and its Affiliates on the other hand. The existence of any claim or cause of action by Shareholder against WDC and its Affiliates shall not constitute a defense to the enforcement of such covenants against Shareholder.

15.    Advice of Counsel.    EACH PARTY TO THIS AGREEMENT ACKNOWLEDGES THAT, IN EXECUTING THIS AGREEMENT, SUCH PARTY HAS HAD THE OPPORTUNITY TO SEEK THE ADVICE OF INDEPENDENT LEGAL COUNSEL, AND HAS READ AND UNDERSTOOD ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT. THIS AGREEMENT SHALL NOT BE CONSTRUED AGAINST ANY PARTY BY REASON OF THE DRAFTING OR PREPARATION HEREOF.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties to this Agreement have caused and duly executed this Agreement as of the day and year first above written.

WESTERN DIGITAL CORPORATION

By:
	Name:	Wolfgang U. Nickl
	Title:	Executive Vice President and Chief Financial Officer

SHAREHOLDER:

(signature)

(print name)

Shareholder’s Address:

Signature Page to Non-Competition Agreement